                                                                   EXHIBIT 10.25











Pages where confidential treatment has been requested are stamped "Confidential Treatment Requested. The redacted material has been separately filed with the Commission." The appropriate section has been marked at the appropriate place with a star [*].

                                                                   EXHIBIT 10.25

                                   "Confidential Treatment Requested.  The
                                   redacted material has been separately filed with the Commission."

                                DISTRIBUTOR AGREEMENT


This agreement is entered into this 4th day of September, 1997 by and between Alcide Corporation, a Delaware corporation whose offices are located at 8561 154th Ave. N.E., Redmond, Washington (hereinafter "Supplier") and
Ingenieursbureau lr. P.C. Heemskerk b.v. (hereinafter "Distributor").


NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1.   Definitions

          As used herein, the term

          1.1 "Contract Term" shall mean that period stated on Schedule A attached hereto.

          1.2 "Product" shall mean Alcide-Registered Trademark- 4XLA-Registered Trademark- Pre- and Post-Milking Teat Dip. Product shall include any refinements or improvements to 4XLA by Alcide Corporation during the term of this Agreement.

          1.3  "Territory" shall be as defined by the attached Schedule B.

     2.   Appointment of Distributor

          2.1 Subject to the terms and conditions of this Agreement, Supplier hereby appoints Distributor as non-exclusive distributor of the Product for the Territory. Distributor hereby accepts said appointment and agrees to actively promote and sell the Product.

          2.2 In accepting this appointment, Distributor agrees that it and its affiliates shall not, directly or indirectly, sell or distribute:

               (a)  Any other external udder care product/teat dip [*].

               (b) Any product containing acidified chlorite as its active ingredient [*].

          2.3 Distributor may appoint agents, dealers or sales representatives to act on Distributor's behalf for sales of the Product in the Territory, provided that any compensation to such agents, dealers or representatives shall be solely Distributor's responsibility.

          2.4 Subject to the terms and conditions of this Agreement, Distributor is authorized to sell the Product purchased from Supplier in such manner, at such prices and upon such terms as Distributor shall determine. Distributor is an independent contractor, not an agent or representative of Supplier. Distributor shall not assume or create any obligation in the name of Supplier or make any representation, warranty or guarantee on behalf of or in the name of Supplier.

          2.5 Labeling of the Product shall be determined exclusively by Supplier.

               In any of the Distributor's activities relating to the promotion and sale of the Product, Supplier's name and trademark shall always be prominently displayed in order to protect Supplier's rights and goodwill in the same. Whenever Supplier's name and trademark are used in advertising and promotional programs, Supplier retains the right to review and approve same.

          2.6 All registrations, trade names, trademarks and product names under which the Product is sold shall be the property of Supplier. In the event any registrations (e.g., Product registrations) are taken or issued in the name of Distributor, Distributor shall, upon request, but in no event later than upon termination of this Agreement, transfer such registrations to Supplier or Supplier's designee and provide any documents and assistance reasonably required in connection therewith.

          2.7 This Agreement shall not be construed as establishing a franchise.

          2.8 Supplier and Distributor each represent and warrant to the other that it is authorized to enter into and perform this Agreement and that this Agreement does not and shall not conflict with any other agreements it may have.

     3.   Terms and Conditions of Sale

          3.1 All of Distributor's orders for the Product shall be subject to the terms and conditions set forth in this Section 3 and in the attached Schedule D which provides product pricing and discounts; no additional or different terms set forth in Distributor's or Supplier's purchase order, acknowledgment or other forms or correspondence (other than an amendment to this Agreement pursuant to Section 8.1 hereof) shall govern any sales of the Products by Supplier to Distributor.

                                   "Confidential Treatment Requested.  The
                                   redacted material has been separately filed with the Commission."

          3.2 Supplier shall be responsible for labeling, packing and shipping all Product ordered in a form agreed upon between Supplier and Distributor as being appropriate for the Territory and suitable for ready sale to the end user in the Territory. All deliveries shall be [*].

          3.3 Supplier and Distributor have agreed to goal amounts of Product (as set forth in Schedule A attached) to be purchased by Distributor during the Contract Term. Goals will be [*] so that appropriate marketing strategies can be developed and implemented to facilitate attainment of the goal. If goal amounts are not established for any Contract Term, such goal amounts shall be [*] than the goal amounts for the preceding Contract Term. [*]

          3.4 Distributor shall make payments to Supplier for Product ordered by wire transfer within [*].

          3.5 Supplier provides the Limited Warranty as described in Schedule C.

          3.6 Prices shown in Schedule D may be revised by Supplier at any time during the Term of this Agreement following sixty (60) days prior written notice to Distributor from Supplier.

     4.   Promotional Activities

          4.1 Distributor shall undertake such advertising and promotional activity relating to Product as is deemed appropriate by Distributor and Supplier to actively promote sales. Such advertising and promotional activity shall be solely at Distributor's expense unless otherwise agreed to in writing by Supplier. All advertising and promotional materials developed by Distributor shall be in accordance with descriptions of Product provided by Supplier and, to the best of Distributor's knowledge, shall be accurate in all material respects. Upon request, Supplier shall have the right to review and approve all advertising and promotional materials developed by Distributor.

          4.2  [*]

          4.3 [*] A list of major meetings, annual shows, seminars and training programs at which Supplier's participation is desired shall be submitted ninety (90) days in advance by Distributor.

          4.4 A tabulation of Distributor sales by Product and Territory shall be provided by Distributor to Supplier at the end of each fiscal quarter. Distributor shall maintain records of sales to customers for a period of at least two years and, upon request, provide Supplier with copies of such records.

                                   "Confidential Treatment Requested.  The
                                   redacted material has been separately filed with the Commission."

     5.   Term and Termination

          5.1 Ninety (90) days prior to expiration of this Agreement, Distributor and Supplier shall meet to discuss their intentions regarding a new or extended agreement.

          5.2 This Agreement may be terminated by Supplier if Distributor fails to purchase during the contract year at least [*].

          5.3 This Agreement may also be terminated by either party, effective immediately upon notice to the other, in the event the party to which such notice is sent becomes the subject of any bankruptcy or insolvency proceedings.

          5.4 This Agreement may be terminated by either party in the event there is a material breach of this Agreement by the other party. The injured party shall give written notice of the breach. The party in breach shall then have 60 days to cure the breach. If the breach is not cured within 60 days, this Agreement shall be terminated.

          5.5 The provisions of Sections 2.2(b), 2.6, 4.4 and 7 and any accrued obligations shall survive termination of this Agreement.

     6.   Applicable Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, regardless of its or any other jurisdiction's choice of law principles. The 1980 U.N. Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Distributor shall not make any claim or institute any litigation against Supplier in connection with this Agreement or any invoice other than in the courts of the State of Washington, U.S.A., King County, or the United States District Court for the Western District of Washington. Distributor hereby irrevocably consents and submits to the jurisdiction of the courts of the State of Washington and the United States District Court for the Western District of Washington.

     7.   Confidential Information

          7.1  A.   Supplier and Distributor agree, with respect to any
confidential information received from the other and identified as confidential information, that:

                    (a) the receiving party shall use reasonable care to prevent disclosure of the confidential information to any third party without the prior written consent of the disclosing party, and the degree of care taken by the receiving party shall be at least as great as the degree of care which the receiving party takes in protecting its own confidential information; and

                    (b) Receiving party shall not use confidential information disclosed by the other party for any commercial purpose other than pursuant to this Agreement, or publish or disclose it to third persons without the prior written consent of the disclosing party.

               B. Neither party shall have any obligation with respect to any information disclosed by the other party:

                    (a) which is already in the possession of the receiving party at the time of its receipt from the disclosing party;

                    (b) which the receiving party lawfully receives from another person whose disclosure thereof to the receiving party does not violate any rights of the disclosing party; or

                    (c) which is or becomes published or otherwise publicly available through no act or omission of the receiving party.

               C. Upon expiration or termination of this Agreement, Distributor and Supplier shall each, upon the written request of the other, return or destroy all materials, copies thereof and extracts therefrom which include any information designated as confidential by the other pursuant to
Section 7.1.A.  Each may, however, retain for legal archival purposes only, one
(1) copy of all such material.

               D. The provisions of this Section 7.1 shall survive termination of this Agreement and remain in full force and effect for a period of three (3) years as to any item of confidential information.

     8.   Miscellaneous

          8.1 This Agreement constitutes the entire agreement between Distributor and Supplier and may be amended only by a written document signed by both parties hereto.

          8.2 All notices, requests or other communications under this Agreement shall be given in the English language and will be deemed properly given if in writing and delivered in person, sent via international courier service or by confirmed facsimile transmission to the intended recipient at the address specified below, or to such other address as a party may specify in writing:


               If to Supplier:     Alcide Corporation
                                        Attn:  Joseph A. Sasenick

          If to Distributor:       Ingenieursbureau lr. P.C.
                                   Heemskerk b.v.
                                         Attn:  Eric N.A. Heemskerk

          8.3 The failure by either party to enforce any term or provision of this Agreement shall not constitute a waiver of the same.

          8.4 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and one and the same document.

          8.5 The rights of Distributor hereunder shall not be assigned or transferred, either voluntarily or by operation of law, without the prior written consent of Supplier, nor shall the duties of Distributor hereunder be delegated in whole or in part. Any such assignment, transfer or delegation shall be of no force or effect. Any change in control of Distributor shall be deemed an impermissible assignment and entitle Supplier to terminate this Agreement. This Agreement shall be binding upon and inured to the benefit of Supplier, its successors and assigns.

          8.6 If any provision of this Agreement is or becomes invalid, illegal or unenforceable, the remaining provisions shall remain in full force and effect, and for the invalid, illegal or unenforceable provision shall be substituted a valid, legal and enforceable provision which shall be as similar as possible in economic and business objectives as intended by the parties.

          8.7 Distributor shall comply with all applicable laws and regulations in performing under this Agreement and reselling Product, including the U.S. Foreign Corrupt Practices Act.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                   ALCIDE CORPORATION
                                   ("Supplier")


                                   By: /s/ Joseph Sasenick
                                   Ingenieursbureau lr. P.C.
                                   Heemskerk b.v.
                                   ("Distributor")


                                   By /s/ Eric N.A. Heemskerk
                                   President

                                   "Confidential Treatment Requested.  The
                                   redacted material has been separately filed with the Commission."


                                      SCHEDULE A

                                   (1) Contract Term
                                   (2) Goals

(1) The Contract Term shall be a two year period commencing June 1, 1997, and ending May 31, 1999.

(2) Goal amounts of Product to be purchased by Distributor from Supplier [*] after commencement of the Contract Term are as follows:

               Year 1  --     [*]
               Year 2  --     [*]

                                      SCHEDULE B

                                      Territory





                                        France

                                      SCHEDULE C







                                   Limited Warranty

Alcide Corporation warrants to all purchasers of this Product that it has been manufactured in accordance with U.S. regulatory requirements, is free of defects and is as described in all labeling affixed hereto. Alcide's sole obligation under this warranty and buyer's sole remedy for any defect or failure to meet such requirements or labeling shall be limited to replacement without cost (except all costs for shipping and handling which shall be Distributor's responsibility) of any quantity of the Product sold.

THE WARRANTY PROVIDED HEREIN AND THE OBLIGATIONS AND LIABILITIES OF ALCIDE CORPORATION HEREUNDER ARE EXCLUSIVE AND IN LIEU OF, AND BUYER HEREBY WAIVES ALL OTHER REMEDIES, WARRANTIES, GUARANTIES OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY AND ANY REMEDIES OR LIABILITIES FOR LOST PROFITS OR CONSEQUENTIAL DAMAGES). BUYER ACKNOWLEDGES THAT HE IS NOT RELYING ON THE JUDGMENT OF ALCIDE CORPORATION TO SELECT OR FURNISH COMPONENTS OR MATERIALS SUITABLE FOR ANY PARTICULAR PURPOSE AND THAT ALCIDE CORPORATION MAKES NO WARRANTIES OTHER THAN ON THE FACE HEREOF.

                                   "Confidential Treatment Requested.  The
                                   redacted material has been separately filed with the Commission."





                                      SCHEDULE D


                                         [*]











Discount levels determined [*] based on [*].

                                   [*] Volume/Gallons

                              Discount Rate

                                   [*]